EXHIBIT 10.15

AMENDED AND RESTATED PROMISSORY NOTE

$13,000,000	December 21, 2010

Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation (the “Borrower”), promises to pay to the order of JPMorgan Chase Bank, N.A. (the “Lender”), the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of September 29, 2006, among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”) (which, as it may be amended, modified or replaced and in effect from time to time, is herein called the “Credit Agreement”), in immediately available funds to the Administrative Agent, at the Administrative Agent’s address specified pursuant to Article IX of the Credit Agreement, or at any other lending installation of Administrative Agent specified in writing by the Administrative Agent to the Borrower, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Loan Maturity Date and shall make such mandatory payments as are required to be made under the terms of the Credit Agreement. This promissory note (“Note”) amends and restates that certain Promissory Note in the original principal amount of $10,000,000 made by Borrower and payable to the order of Lender, dated September 29, 2006 (the “Original Note”) in its entirety. This Note is not a novation of the indebtedness evidenced by the Original Note. This Note is given in replacement of the Original Note, but not extinguishing the indebtedness of Borrower evidenced by the Original Note. All indebtedness, liabilities and obligations of Borrower outstanding under the Original Note shall continue and be obligations outstanding hereunder and are now evidenced by, and provided for in, this Note.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder; provided that the Lender’s failure to do so shall not affect the Borrower’s liability hereunder or under the Credit Agreement.

This Note is one of the notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Credit Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

EXECUTION PAGE FOLLOWS

VITAMIN COTTAGE NATURAL FOOD
MARKETS, INC.,
a Colorado corporation

By:	/s/ Kemper Isely
Kemper Isely, President

EXECUTION PAGE-REVOLVER NOTE